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                                                                   Exhibit 4.3


                  CERTIFICATE OF TRUST OF WSFS CAPITAL TRUST II

         This Certificate of Trust of WSFS Capital Trust II (the "Trust"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801, et. seq.).

         1. Name. The name of the business trust is WSFS Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-001, Attn: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, has duly executed this Certificate of Trust in accordance with Section 3811 (a)(1) of the Act.


                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as Trustee




                                    By: /s/ Donald G. MacKelcan
                                       -----------------------------------
                                       Name:  Donald G. MacKelcan
                                       Title: Assistant Vice President



                                        /s/ Marvin N. Schoenhals
                                       -----------------------------------
                                       Marvin N. Schoenhals, as Trustee



                                        /s/ Mark A. Turner
                                       -----------------------------------
                                       Mark A. Turner, as Trustee


                                        /s/ David J. Martin
                                       -----------------------------------
                                       David J. Martin, as Trustee